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                             FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                 Date of Report: October 16, 2000
        Date of earliest event reported: October 11, 2000



                 THE MAY DEPARTMENT STORES COMPANY
      (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300


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Item 5.   Other Events.

     On October 16, 2000 , The May Department Stores Company, a New York corporation ("May-NY"), which is a wholly-owned subsidiary of the Registrant, completed the sale of $225,000,000 principal amount of its 7.9% Debentures due October 15, 2007, (the "Securities"). The payment of principal of and interest on the Securities are unconditionally guaranteed by the Registrant. The Securities will be represented by one or more book-entry securities registered in the name of the nominee of The Depository Trust Company, which will act as the Depositary. May-NY and the Registrant intend to use the net proceeds from the sale of the Securities to repay a portion of their outstanding commercial paper and other short-term indebtedness, capital expenditures, working capital needs and other general corporate purposes, including investments and acquisitions.

     The Securities were issued under the terms of an Indenture, dated as of June 17, 1996, among the Registrant, May-NY and Bank
One Trust Company, National Association (successor in interest to
The First National Bank of Chicago), as Trustee.


Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.




Exhibit No.    Exhibit

     1.1       Underwriting Agreement, dated
               October 11, 2000, among the Registrant,
               May-NY, Morgan Stanley & Co. Incorporated,
               Banc of America Securities LLC,
               Lehman Brothers Inc. and Salomon Smith Barney Inc.

     4.1       Specimen of global certificate for
               7.9% Debentures due October 15, 2007








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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



     Dated:  October 16, 2000      By:     /s/ Richard A. Brickson
                                       Richard A. Brickson
                                       Secretary and Senior Counsel









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                        INDEX TO EXHIBITS






Exhibit No.    Exhibit

     1.1       Underwriting Agreement, dated
               October 11, 2000, among the Registrant,
               May-NY, Morgan Stanley & Co. Incorporated,
               Banc of America Securities LLC,
               Lehman Brothers Inc. and Salomon Smith Barney Inc.

     4.1       Specimen of global certificate for
               7.9% Debentures due October 15, 2007







                              Page 4

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